Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below hereby constitute and appoint Vanessa Allen Sutherland and Christopher Neikirk (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) on behalf of Norfolk Southern Corporation a Form S-3 Automatic Shelf Registration Statement, and all amendments or supplements thereto, with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his/her hand, as of the date specified.

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Signature Page:

Please authorize your electronic consent below:

/s/ Thomas D. Bell, Jr.	/s/ Steven F. Leer
Thomas D. Bell, Jr.	Steven F. Leer
January 28, 2021	January 26, 2021

/s/ Mitchell E. Daniels, Jr.	/s/ Michael D. Lockhart
Mitchell E. Daniels, Jr.	Michael D. Lockhart
January 27, 2021	January 26, 2021

/s/ Marcela E. Donadio	/s/ Amy E. Miles
Marcela E. Donadio	Amy E. Miles
January 26, 2021	January 26, 2021

/s/ John C. Huffard, Jr.	/s/ Claude Mongeau
John C. Huffard, Jr.	Claude Mongeau
January 26, 2021	January 26, 2021

/s/ Christopher T. Jones	/s/ Jennifer F. Scanlon
Christopher T. Jones	Jennifer F. Scanlon
January 26, 2021	January 26, 2021

/s/ Thomas C. Kelleher	/s/ John R. Thompson
Thomas C. Kelleher	John R. Thompson
January 26, 2021	January 27, 2021